                                PROMISSORY
NOTE

$5,500,000.00          Houston, Texas
December 31, 1996


     FOR VALUE RECEIVED, the undersigned,
EMERITUS CORPORATION, a Washington
corporation ("BORROWER"), hereby promises to pay to the order of BANK UNITED (the
"LENDER") at its offices at 3200 Southwest
Freeway, Suite 1700, P. O. Box 1370, Houston,
Texas 77251-1370, or at such other location as Lender may designate in writing to Borrower, the principal sum of FIVE MILLION
FIVE HUNDRED THOUSAND AND NO/100 DOLLARS
($5,500,000.00), or so much thereof as may be advanced and outstanding from time to time, in immediately available funds, together with interest thereon from the date hereof until maturity at a floating rate of interest equal to the lesser of:

     (a)  The one month London Interbank
Offered Rate ("LIBOR RATE") reflected as the one month LIBOR Rate on page 5 of the Telerate screen or as published or quoted by such other reputable and nationally recognized rate quoting service or publication selected by Lender plus two and one-fourth percent (2 1/4%) per annum ("LOAN
RATE"). The Loan Rate shall be set each month based on the LIBOR Rate quoted two (2) business days prior to the first day of each calendar month during the term hereof;

     (b)  The maximum rate of nonusurious
interest permitted from day to day by
applicable law ("MAXIMUM RATE"), including as to Article 5069-1.04, Vernon's Texas Civil
Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments and other charges in respect to the Loan Documents, as hereinafter defined, which are deemed to be interest under applicable law.

     In the event that any payment on the
Note is more than thirty days past due, the unpaid principal balance of the Note shall bear interest commencing at the date such payment became past due at the lesser of (i) the Default Rate (which is equal to the Loan
Rate plus five percent per annum) or (ii) the Maximum Rate until all past due installments have been paid in full. In such case the Default Rate shall be applied to the unpaid principal balance of the Note during such period instead of the Loan Rate.

     All interest shall be calculated at the
applicable rate on a daily basis on the
outstanding principal balance of the Note;
provided that if at any time the Loan Rate exceeds the Maximum Rate, the rate of interest which this Note bears shall be limited to the Maximum Rate, but any subsequent reductions in the Loan Rate shall not reduce the rate of interest which this Note bears below the Maximum Rate until the total interest accrued on this Note equals the amount of interest which would have accrued if the Loan Rate had at all times been in effect.

     Interest payable under the Note shall be calculated on a 30/360 basis. That is, each calendar month will be deemed to consist of thirty (30) days and a year shall be deemed to be comprised of 360 days. Interest shall accrue, per diem, at a rate equal to 1/360th of the annual interest rate.

     Accrued but unpaid interest only on this Note shall be due and payable monthly, the first payment of which shall be due and payable on February 1, 1997 and subsequent payments shall be due and payable on the first day of each month thereafter. The unpaid principal balance of this Note, together with accrued, but unpaid interest thereon shall be due and payable in full in one balloon payment twenty-four months from the date hereof.1

     This Note is the Note referred to in
that certain Loan Agreement of even date herewith (the "LOAN AGREEMENT") between
Borrower and Lender, and is subject to the terms and conditions of, and entitled to the benefits of, the Loan Agreement. CAPITALIZED
TERMS NOT DEFINED HEREIN SHALL HAVE THE
MEANING GIVEN THE SAME IN THE LOAN AGREEMENT.
It is expressly agreed that all Advances shall be in accordance with, and subject to, the Loan Agreement. Lender's records of the amounts borrowed from time to time shall be prima facie proof thereof.

     Upon an Event of Default, as that term
is defined in the Loan Agreement, Lender may, at its option, declare all outstanding principal, accrued interest and other sums outstanding hereon immediately due and payable, and exercise all rights and remedies as set forth in the Loan Agreement or any of the Loan Documents, as hereinafter defined.

     Borrower shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of the Note or any portion thereof, with accrued interest to the date of prepayment on the amounts prepaid.

     Borrower and any and all endorsers,
guarantors and sureties jointly and severally except as may be expressly provided in the Loan Agreement (i) waive, to the fullest extent it is lawful so to do, presentment, demand, notice of demand, protest, notice of protest, notice of acceleration of maturity, notice of intent to accelerate, notice of nonpayment, notice of dishonor and all other notices; (ii) agree and consent to delays, extensions, renewals, modifications or partial payments hereon, to any release of a party liable hereon or of any collateral herefor, in whole or in part, and to taking or refraining to take any action with respect to this Note, before or after maturity, without notice to or consent from said parties, and without discharging any party liable hereunder; (iii) agree that no action, failure to act or failure to exercise any right or remedy on the part of Lender shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any endorsement or guaranty of this Note, or under the Loan Agreement, the Security
Documents, as hereinafter defined, or any related document (the "LOAN DOCUMENTS"); and
(iv) agree to pay, on demand, all costs and expenses of collection of this Note or of any



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

endorsement or guaranty hereof, including, without limitation, reasonable attorney's fees, including fees related to any trial, arbitration, bankruptcy, appeal or other proceeding.

     The proceeds of the Note are to be used
for business, commercial, investment or other similar purposes, and no portion thereof shall be used for personal, family or household use.

      It is the intention of Lender and
Borrower and all other parties to the Loan to conform to and contract in strict compliance with applicable usury laws from time-to-time in effect. All agreements between Lender or any other holder of the Note and Borrower (or any other party liable with respect to indebtedness under the Loan Documents) are hereby limited by this provision, which shall control and override all such agreements. In no way, nor in any event or contingency
(including, but not limited to, prepayment, default, demand for payment, or the acceleration of maturity of any Obligations, or the recharacterization of any application fee, loan commitment fees, additional commitment fees, or origination fees as interest), shall the interest taken, reserved, contracted for, charged or received under the Note, or otherwise, exceed the Maximum Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum
Rate, any such construction shall be subject to this provision, and such document shall be automatically reformed, and the interest payable shall be automatically reduced to the Maximum Rate permitted under applicable law, without the necessity of the execution of any amendment or new document. If Lender or the holder of the Note shall ever receive any thing of value that is characterized as interest under applicable law and that would, apart from this provision, be in excess of the Maximum Rate, an amount equal to the amount that would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Note in the inverse order of its maturity and not to the payment of interest, or refunded to Borrower or the other payor thereof if and to the extent such amount, which would have been excessive, exceeds such unpaid principal. The right to accelerate the maturity of the Note, or any other indebtedness, does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Lender or the holder thereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the Lender or the holder of the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Note so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States of America, which ever laws allow the greater interest, as such laws now exist may be changed or amended or come in effect in the future.






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

     All rights and remedies of Lender herein shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Borrower to Lender in any other respect at any other time.

     The unenforceability or invalidity of
any provision of this Note shall not affect the enforceability or the validity of any other provision herein and the invalidity or unenforceability of any provision of this Note to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     This Note shall be binding upon Borrower and its respective successors, assigns, heirs and legal representatives.

     This Note shall be governed by and
construed in accordance with the laws of the State of Texas (excluding any such law directing the application of the laws of any other jurisdiction) and applicable laws of the United States of America.

     This Note is secured, inter alia, by (i) the Loan Agreement, (ii) the Mortgage and
Security Agreement of even date herewith executed by the Borrower for the benefit of Lender, (iii) the Absolute Assignment of
Leases and Rents dated of even date herewith from the Borrower in favor of Lender, (iv)
Assignment of Contracts, Plans, Permits and
Approvals of even date herewith from the Borrower in favor of Lender, (v) certain
Financing Statements executed by the Borrower in favor of the Lender, (vi) all other documents and instruments executed by
Borrower in connection with or as security for the Note; and (vii) all renewals, extensions and modifications thereof
(collectively, the "SECURITY DOCUMENTS").

THIS NOTE REPRESENTS THE FINAL AGREEMENT
BETWEEN THE PARTIES AND MAY NOT BE
CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS
BETWEEN THE PARTIES.











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

     Signature Page to $5,500,000 promissory
Note executed by EMERITUS COPORATION, a
Washington corporation, payable to the order of BANK UNITED, a federal savings bank.


                              "BORROWER":

                                EMERITUS
CORPORATION


                              By:    /s/
Kelly J. Price
                                         ----
---------------------------------------------
-------------
                              Name:  Kelly J.
Price
                                         ----
---------------------------------------------
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                              Title:
Secretary, Director of Finance and Chief
Financial
Officer
                                         ----
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